UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)     November 8, 2005

                             AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


Delaware                              0-24393                13-3945947
(State or other jurisdiction          (Commission            (IRS  Employer
of incorporation)                     File  Number)          Identification No.)


30 Ledgar Road, Balcatta, WA, Australia                      6021
 (Address of principal executive offices)                    (Zip Code)

Registrant's Telephone Number, Including the area code:      (+61 8) 9240-2836

238 West 4th Street, Suite 2, North Vancouver, B.C., Canada V7M 1H7 (Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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AURORA GOLD CORPORATION
-----------------------

Item  1.01  Entry into a Material Definitive Agreement

Aurora Gold Corporation (the "Company") has entered into option agreements over the Ouro Mil and Sao Domingo project areas and has commenced reconnaissance exploration programs. The Ouro Mil and Sao Domingo projects are located in the rich and largely unexplored Tapajos gold province in Para State, Brazil. The
Ouro Mil project covers an area of approximately 10,000 hectares and the Sao Domingo project covers an area of approximately 5,000 hectares.

The Tapajos Gold Province comprises an area of approximately 300km by 350km located in south westerly reaches of the state of Para. The dominant lithologies are composed of Paleoproterozoic aged volcanic and plutonic rocks and hosts gold mineralization related to two metallogenic events. The older event comprises orogenic mesothermal shear hosted lode deposits, while the younger event related to emplacement of post-orogenic alkaline granitoids as volcanic edifices and along structural corridors, is constituted by epithermal to epizonal type deposits.

The Ouro Mil project is situated within a north-west trending sliver of the Creporizao Intrusive Suite along an E-NE shear subordinate to the NW trending regional shear of the area. The western margin of this portion of the Creporizao Intrusive Suite is in a NW faulted contact with the Parauari Intrusive Suite, and similarly the eastern margin is in a NW faulted contact with the Cuiu-Cuiu Complex.

The Sao Domingo project is situated within the granites of the Parauari Intrusive Suite cut by E-W and a NNW-SSE trending regional faults.

The option agreement for Ouro Mil allows for the Company to earn a 100% interest in the project via structured cash payments and leaving the vendors with a 1.5% Net Smelter Royalty ("NSR"). The total option agreement payment for the license is structured as follows: October 18, 2005 - USD $12,000; December 18, 2005 - USD $30,000; June 18, 2006 - USD $70,000; June 18, 2007 - USD $120,000; June 18,
2008 - USD $180,000 and December 18, 2008 - USD $1,500,000 for a total of USD $1,912,000. Aurora Gold may withdraw from the option agreement at any time and may purchase the NSR at any time for USD $1,000,000.

The option agreement for Sao Domingo allows for the Company to earn a 100% interest in the project via structured cash payments and leaving the vendors with a 2.0% NSR. The total option agreement payment for the license is structured as follows: October 24, 2005 - USD $20,000; December 30, 2005 - USD $70,000; June 30, 2006 - USD $150,000; June 30, 2007 - USD $250,000; June 30,
2008 - USD $310,000 and December 30, 2008 - USD $1,500,000 for a total of USD $2,300,000. Aurora Gold may withdraw from the option agreement at any time and may purchase the NSR at any time for USD $1,000,000.

Preliminary  investigation  of both project areas has confirmed the existence of mineralized quartz veins and stockwork systems within these Intrusive Suites. The Company is targeting large tonnage, low to medium grade gold deposits for these two project areas based on the historical occurrences of gold deposits in similar geological settings within this region of the Tapajos gold province and is currently conducting rock chip and outcrop-sampling programs together with close spaced soil geochemistry programs to delineate the anomalous targets for follow up drill testing
..

Item 9.01       Financial Statements and Exhibits

(d)     Exhibits:

99.1 Aurora Gold Corporation news release issued November 8, 2005 and disseminated through the facilities of recognized newswire services.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               AURORA GOLD CORPORATION


Date: November 8, 2005                         by: /s/ A. Cameron  Richardson
                                                   --------------------------
                                                       A. Cameron Richardson
                                                       President and Director